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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the references to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of National Energy Group, Inc. for the registration of 11,449,330 shares of its Common Stock. We also consent to the incorporation by reference therein of our report dated March 27, 1996, with respect to the financial statements of National Energy Group, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995 filed with the Securities and Exchange Commission; our report dated March 30, 1996, except Notes 4 and 13 for which the date is May 10, 1996 with respect to the consolidated financial statements of Alexander Energy Corporation included in the Company's Proxy Statement filed, as part of, or in conjunction with, the Registration Statement on Form S-4, as amended, declared effective August 8, 1996; and our reports dated September 12, 1995 with respect to the statements of operating revenues and direct operating expenses of Mustang Island Interest, the Oak Hill Interest and the Enron Interest included in the Company's Current Report on Form 8-K and Form 8-K/A No. 1 dated June 30, 1995 filed with the Securities and Exchange Commission.




                                                  ERNST & YOUNG LLP




Dallas, Texas
January 17, 1997